                                   Exhibit 2.4

                            ASSET PURCHASE AGREEMENT

      This Agreement by and between Integrity Credit Services, Inc. of St Petersburg, Florida, a corporation organized and existing pursuant to the laws of the state of Delaware, d/b/a/Intrepid Travel and or Goldmark Travel (hereinafter referred to as the "Seller"), and Affinity International Travel Services, Inc. (hereinafter referred to as the "Buyer");

                                   WITNESSETH

      Whereas Seller owns and operates a series of Travel Agencies located in Seminole and St. Petersburg Florida, and desires to sell the assets of the business hereinafter listed to the Buyer; and Whereas the Buyer desires to purchase selected assets of Seller upon the terms and conditions hereinafter stated; and

      Whereas this purchase and sale is limited to the assets hereinafter specifically set forth, and it is the intention of the parties that Buyer shall not assume any liabilities of the Seller other than those identified on Appendix B attached.

      NOW, THEREFORE, the parties hereto in consideration of the mutual covenants, agreement undertakings hereinafter set forth, do hereby agree as follows:

      1. Sate of Selected Assets

      Seller agrees to sell and Buyer agrees to purchase (a) all of the right, title, interest, and goodwill of the assets of the Travel Agencies located at 8050 Seminole Mall, Suite 100, Seminole, Florida 33772 [Intrepid Travel] and at 5901 Sun Boulevard, St. Petersburg, Florida 33715 [Goldmark Travel]; (b) The right to use the Seller's names. Seller shall transfer or change names to effect use of name by Buyer; (c) Fixtures and equipment, including the telephone system and fax machine; (d) Goodwill, Intangible assets and covenant not to compete;
(e) Client records, materials, supplies, leasehold improvements, transferable licenses, and telephone numbers. This Asset Purchase Agreement does not include the following: Operating cash, Account Receivables, Certificate of Deposits required for ARC Bond, and any deposits.

      2. Landlord's Consent Requirements

      This Contract is contingent upon Buyer obtaining the landlord's consent for assignment of the leases at 8050 Seminole Mall, Suite 100 [Intrepid Travel] and 5901 Sun Boulevard [Goldmark Travel].

      3. Covenant Not to Compete and Employment Agreement

      Seller covenants that after the closing date of this Agreement, he shall not solely or jointly with any other person, firm, or corporation, either directly or indirectly, carry on, engage in, or be interested in any manner in a Travel business within Pinellas County or adjacent counties for a period of 3 years. In addition, Buyer will enter into an Employment Agreement with Mark S. Mandula for a period of three (3) years at closing.

      4. Representations by Seller

      Seller covenants and represents:

      (a) That Seller is the owner of, and has good and marketable title to, all of the assets specifically enumerated in Appendix A of this Agreement, free and clear of all defects and encumbrances, and said assets shall be enjoyed by Buyer free and clear of all encumbrances.

      (b) That Seller has entered into no contracts related to its business, such as union agreements, other than the utility bills accruing in the ordinary course of business.

      (c) That there are presently and will be at the time of closing, no liens or security interests against the property and assets being transferred herein.

      (d) That all of the equipment and fixtures to be transferred are now are and at the closing date will be located at either 8050 Seminole Mall, Suite 100, Seminole, Florida and or 5901 Sun Boulevard, St. Petersburg, Florida and will not be removed therefrom without the written consent of the Buyer.

      (e) Consents. No consent from or other approval of a governmental entity or other person is necessary in connection with the execution of the Agreement or the consummation by Seller of the business of Seller by Buyer in the manner previously conducted by Seller.

      (f) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the property before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign. Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

      (g) Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders.

      (h) Liabilities. Seller has as of the purchase date and shall have on the closing date no liabilities of any kind whatsoever, contingent or otherwise.

      5. Indemnification Provisions

      It is agreed by and between the parties that the Seller shall indemnify and hold Buyer and its assigns harmless from any and all claims of any nature whatsoever, including without limitation any creditor claims; and any claims for wages, vacation, sick pay, or fringe benefits claimed by Seller's employees for periods prior to the closing date. Seller shall furnish Buyer with a list of all Seller's employees, full- and part-time, their current rate of compensation and fringe benefits.

      6. Allocation of Purchase Price

      Seller and Buyer agree that the Asset Purchase Price will be allocated as follows: Accounts Receivable $ 0; Fixed Assets $69,264; Goodwill and Cover ant not to compete $130,736; TOTAL $ 200,000.

      7. Covenants of Seller

      The Seller covenants with the Buyer as follows:

      (a) The Bill of Sale to be delivered at the closing date will transfer all the assets enumerated in the attached appendices free and clear of all encumbrances and will contain the usual warranties;

      (b) The business will be conducted up to the closing date in substantially the same manner as it has been conducted in the past and in accordance with all applicable laws and regulations.

      8. Conditions Precedent of Buyer

      The obligations of the Buyer hereunder are subject to the condition that on or prior to the closing date:

      (a) Representations and Warranties True at Closing. The representations and warranties of the Seller contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be tree as of such date.

      (b) Seller's Compliance with Agreement. The Seller shall have performed and complied with all Agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement.

      (c) Resolutions and Seller's Certificate. The Seller shall have delivered to the Buyer copies of the resolutions of the board of directors of the Seller authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by its secretary or assistant secretary, together with a certificate of an officer of the Seller, dated the closing date, certifying in such detail as the Buyer may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) above.

      (d) Injunction. On the closing date, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

      (e) Approval of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

      (f) Casualty. The purchased property or any substantial portion thereof shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the closing occurs hereunder despite such casualty as a result of the waiver of this condition by Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

      9. Closing Date

      This Agreement shall be closed on July 5, 1999, and the consideration to be received by Seller from Buyer as presented on Appendix C will then be made. At the closing, the Seller shall deliver to Buyer an appropriate Bill of Sale of the assets specified to be sold and the keys to the premises in return for payment as called for herein.

      10. Miscellaneous

      (a) This Agreement supersedes all prior agreements between the parties and may not be changed orally.

      (b) The terms and conditions of the Agreement shall be binding upon the representatives, successors, and assigns of the respective parties.

      (c) This Agreement shall be construed pursuant to the laws of the State of Florida.

      (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which shall constitute a single instrument, and the signature of any party of any counterpart shall be deemed a signature to any and may be appended to any other counterpart.

      11. Entire Agreement/Modification

      This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and no representation, promise, inducement, or statement of intention relating to the transactions contemplated by this Agreement has been made by any party that is not set forth in the Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

For Seller, Integrity Credit Services, Inc.

/s/ Mark S. Mandula
--------------------------------------------------------------------------------

Date

July 15, 1999
--------------------------------------------------------------------------------

For Buyer, Affinity International Travel Services, Inc.

/s/ Daniel Brandano
--------------------------------------------------------------------------------

Date

--------------------------------------------------------------------------------

                       Appendix A - Assets to be Acquired

Refer to attached listing.

                 Appendix B - Liabilities to be assumed by Buyer

1. Lease between Integrity Credit Services, Inc. and Bluffs Retail Associates, LP, for office space of Intrepid Travel, located at 8050 Seminole Mall, Suite 100, Seminole, Florida.

2. Lease between Bayway Goldmark Travel Services, Inc. and EBK Properties, Inc. for office space of Goldmark Travel, located at 5901 Sun Boulevard, Suite 114, St. Petersburg, Florida.

3.    Contract between Intrepid Travel and System One Amadeus, L.L.C.

4. Contract between Bayway Goldmark Travel Services, Inc., and System One Amadeus, L.L.C.

5. Contract between Integrity Credit Service Inc., d/b/a/ Intrepid Travel and Goldmark Travel and the Airlines Reporting Corporation.

                           Appendix C - Consideration

140,00 shares of Common Stock of Affinity International Travel Services, Inc. Symbol "AFFT"

Employment Agreement dated July 1, 1999 between Mark S. Mandula and Affinity International Travel Services, Inc.

                                   Resolution

All of the Shareholders and Directors named in the Articles of Incorporation for Integrity Credit Service, Inc. being present, upon motion duly being made and carried it is:

Resolved that the sale of selected Assets of Integrity Credit Services, Inc., d/b/a/ Intrepid Travel and Goldmark Travel, located at 8050 Seminole Mall, Suite 100, Seminole, Florida [Intrepid] and 5901 Sun Boulevard, Suite 114, St. Petersburg, Florida, is hereby ratified and approved. It is further

Resolved that Mark S. Mandula shall be designated to sign all documents on behalf of Integrity Credit Services, Inc., to effectuate the sale of selected assets of Integrity Credit Services, Inc.

Dated this 5th day of July, 1999

/s/ Mark S. Mandula
----------------------------
Mark S. Mandula

                              ABSOLUTE BILL OF SALE

Know all men these present, that Integrity Credit Service, Inc., a Delaware Corporation, 8050 Seminole Mall, Suite 100, Seminole, Florida 33772, ("Seller"), for and in consideration of the sum identified on Appendix A of the attached Asset Purchase Agreement, and Affinity International Travel Services, Inc., a Florida Corporation ("Buyer"), the receipt whereof is hereby acknowledged by Seller, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Buyer, the following:

All equipment identified and appearing on Appendix A attached hereto.

Seller makes no warranty of merchantability or fitness for a particular purpose in respect of any of the assets conveyed herein, and the same are conveyed in an "as is, where is" condition, with all faults. By acceptance of delivery of this absolute Bill of Sale, Buyer affirms that it has not relied on Seller's skill or judgement to select or furnish the assets for any particular purpose, and the Seller makes no warranty that the assets are fit for any particular purpose and that there are not representations or warranties, expressed, implied or statutory, with respect to any of the assets. Seller is the lawful owner of the assets identified on Schedule A attached hereto, and Seller has the good right to sell all of the assets identified on Schedule A attached hereto.

For Seller, Integrity Credit Services, Inc.

/s/ Mark S. Mandula
--------------------------------------------------------------------------------

Date

July 15, 1999
--------------------------------------------------------------------------------

For Buyer, Affinity International Travel Services, Inc.

/s/ Daniel Brandano
--------------------------------------------------------------------------------

Date

July 15, 1999
--------------------------------------------------------------------------------

                          ACCOUNTS RECEIVABLE AGREEMENT

Integrity Credit Services, Inc., a Delaware Corporation, 8050 Seminole Mall, Suite 100, Seminole, Florida 33772 ("Seller"), and Affinity International Travel Services, Inc., a Florida Corporation ("Buyer"), the parties to a Asset Purchase Agreement dated ________________, 1999 agree that:

1. All Accounts Receivable arising from any invoices generated by Seller through and including June 30, 1999 shall be the sole and exclusive property of Integrity Credit Services, Inc. These include all invoices generated by Intrepid Travel and Goldmark Travel.

2. All payments received by Buyer for invoices generated by Seller and including June 30, 1999 shall be forwarded to Seller at 1355 Brightwaters Blvd. NE., St. Petersburg, Florida 33704 within ten (10) days of receipt.

For Seller, Integrity Credit Services, Inc.

/s/ Mark S. Mandula
--------------------------------------------------------------------------------

Date

July 15, 1999
--------------------------------------------------------------------------------

For Buyer, Affinity International Travel Services, Inc.

/s/ Daniel Brandano
--------------------------------------------------------------------------------

Date

July 15, 1999
--------------------------------------------------------------------------------